Exhibit 99.3

PRIME MERIDIAN HOLDING COMPANY

SUBSCRIPTION AGREEMENT

-PLEASE READ CAREFULLY-

This Subscription Agreement (the “Subscription Agreement”) should be completed in accordance with these instructions and returned to:

Prime Meridian Holding Company

1897 Capital Circle NE, Second Floor

Tallahassee, Florida 32308

Attention: R. Randy Guemple, Chief Financial Officer

Payment is to be made by wire transfer to “First National Bankers Bank” (as escrow agent), Prime Meridian Holding Company, by personal check, cashier’s check, or money order made payable to “First National Bankers Bank, as Escrow Agent for Prime Meridian Holding Company.” Subscribers wishing to submit their subscription funds by wire transfer should request wiring instructions from the Company or the Placement Agents.

This Subscription Agreement is made by and between Prime Meridian Holding Company (the “Company”), and the undersigned who is subscribing hereby for shares of the common stock of the Company pursuant to an offering registered with the Securities and Exchange Commission (the “Offering”) and a Prospectus, dated             , 2017 (the “Prospectus”).

In consideration of the Company’s agreement to issue shares of its common stock to the undersigned, upon the terms and conditions set forth herein, the undersigned agrees and represents as follows:

1. The undersigned hereby irrevocably subscribes for and irrevocably agrees to purchase, and the Company agrees to issue and sell to the undersigned if the Company accepts this subscription and does not cancel the Offering prior to the termination date of the Offering as set forth in the Prospectus, the number of shares of the common stock of the Company (the “Shares”), set forth on the signature page hereof, at a price of $             per share payable by wire transfer, personal check, money order or cashier’s check. The undersigned agrees to execute and deliver to the Company any other documents reasonably requested by the Company to substantiate satisfaction by the undersigned of the terms and conditions established for investors as conditions precedent to the purchase of shares of common stock of the Company in the Offering and any other documents required by any state securities commission or authority or management of the Company. Subject to Section 2 of this Subscription Agreement, if the foregoing subscription is accepted by the Company, the undersigned acknowledges that the undersigned will be issued the Shares.

2. The undersigned understands that there are no closing conditions of the Offering. Any payment accompanying this Subscription Agreement will be held in a segregated escrow account by First National Bankers Bank, as escrow agent until the next closing of the Offering, and that the undersigned may become a shareholder at any time thereafter at the discretion of the Company, at which time the undersigned’s subscription funds and other documents, if any, will be released for use by the Company. If the Offering has not been closed by             , 2017 (which date may be extended until             , 2017, in the sole discretion of the Company), the Company will direct the escrow agent to return all of the undersigned’s subscription funds to the undersigned, without interest, and terminate this Subscription Agreement. The undersigned hereby acknowledges receipt of a copy of the Prospectus.

3. The undersigned understands, acknowledges and agrees that:

(a)	This subscription may be accepted or rejected in whole or in part by the Company in the Company’s sole and absolute discretion. This Subscription Agreement will not be effective until accepted by the Company, provided, however, that the Subscription Agreement will be enforceable in accordance with its terms and binding on the undersigned upon the execution and delivery of this Subscription Agreement by the undersigned. Subject to Section 2 of this Subscription Agreement, acceptance of the Company shall occur upon delivery of an “Acceptance by Company,” in the form attached hereto, signed by an officer of the Company and delivered to the undersigned. In the Company’s acceptance, the Company shall have the right to reduce each investor’s (including that of the undersigned’s) subscription in the Company’s sole and absolute discretion. The Company will direct the escrow agent to promptly return all of the undersigned’s subscription funds that have not been accepted by the Company to the undersigned, without interest.

(b)	If this subscription is accepted, the Shares purchased pursuant hereto will be owned only in the name of the undersigned as indicated on the signature page below.

(c)	This subscription is and shall be irrevocable, except that the undersigned shall have no obligations hereunder in the event that this subscription is for any reason rejected or the Offering is for any reason terminated.

(d)	The shares of common stock being offered are not deposit accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

4.	The undersigned hereby further represents, warrants and agrees that:

(a)	The undersigned confirms that the undersigned is not relying on any communication (written or oral) of the Company, the Placement Agents, or any of their affiliates, agents or representatives, as investment advice or as a recommendation to purchase the Shares.

(b)	The undersigned understands that: (i) any estimates or projections concerning the expected performance of the Company, by their nature, constitute “forward-looking statements” (for purposes of the federal securities laws) and involve significant elements of subjective judgment and analysis that may or may not be correct; (ii) there can be no assurances that any such projections or goals will be attained; and (iii) any such projections and estimates should not be relied on as a promise or representation of the Company’s future performance.

(c)	The undersigned is a bona fide resident of the state set forth in the undersigned’s address below and agrees that, in the event the undersigned’s principal residence is changed prior to his, her or its purchase of the Shares, the undersigned will promptly notify the Company, and if the change is to a state in which offers and/or sales of Shares in the manner contemplated by the Offering is prohibited by applicable law, that any offer to sell the Shares to him, her or it prior to notification of the changes shall be deemed retracted and the undersigned shall no longer be entitled to purchase Shares.

5. If the undersigned is an individual, (i) the undersigned is a citizen and resident of the United States of America and of sufficient legal capacity to execute the Subscription Agreement, (ii) the undersigned has the full right, power and authority to execute and deliver the Subscription Agreement and to perform his or her obligations hereunder, (iii) the Subscription Agreement has been duly executed and delivered by the undersigned and constitute a valid and binding obligation of the undersigned, and (iv) the execution and delivery by the undersigned of the Subscription Agreement and the performance by the undersigned of its obligations hereunder does not and will not violate or conflict with the terms of any agreement or instrument to which the undersigned is a party or by which it is bound.

6. If the undersigned is a corporation, trust, partnership, limited liability company or other entity, (i) the undersigned has the full right, power and authority to execute and deliver the Subscription Agreement and to perform its obligations hereunder, (ii) the Subscription Agreement has been duly executed and delivered by the undersigned and constitutes a valid and binding obligation of the undersigned, and (iii) the execution and delivery by the undersigned of the Subscription Agreement and the performance by the undersigned of its obligations hereunder does not and will not violate or conflict with the terms of any agreement or instrument to which the undersigned is a party or by which it is bound.

7. If the undersigned is acting on behalf of an “employee benefit plan” as defined in and subject to the Employment Retirement Income Security Act of 1974, as amended (“ERISA”), or any “plan” as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each such “employee benefit plan” or “plan” being referred to herein as a “Plan”), the individual signing this Subscription Agreement on behalf of the undersigned, in addition to the representations and warranties herein and in the Investor Suitability Questionnaire, hereby further represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing the Shares (the “Plan Fiduciary”) that: (a) the Plan Fiduciary has considered an investment in the Company in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Company is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in the Company does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; and (d) the Plan Fiduciary (i) is responsible for the decision to invest in the Shares, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the Company, any selling agent or any of their respective affiliates, (iii) is qualified to make such investment decision, and (iv) in making such decision, the Plan Fiduciary has not used as a primary basis any advice or recommendation of any of the parties listed in clause (ii) of this sentence or any of their respective employees. Such individual will, at the request of the Company, furnish the Company with such information as the Company may reasonably require to establish that the purchase of the Shares by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein.

8. The undersigned hereby certifies under the penalties of perjury that the social security or tax identification number provided hereunder is true, correct and complete and the undersigned is not subject to back-up withholding provisions of Section 3406 of the Internal Revenue Code of 1986, as amended.

9. Each of the acknowledgments, covenants, representations, warranties, certifications, conditions and restrictions in the Subscription Agreement shall be deemed to have been restated at and as of the date of the acceptance of the subscription and the sale of the Shares subscribed for hereunder. If in any respect such representations, warranties or information shall not be true and accurate at any time prior to the undersigned taking possession of the Shares, the undersigned will give written notice of such fact to the Company, specifying which representations, warranties or information are not true and accurate and the reasons therefor.

10. All statements, representations, warranties, covenants and agreements in this Subscription Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Subscription Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Subscription Agreement. All representations and warranties made by the parties hereto in this Subscription Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive: (a) the execution and delivery hereof; (b) any investigations made by or on behalf of the parties; and (c) the closing of the transaction contemplated hereby, and shall remain in full force and effect for the respective statutes of limitation applicable to claims of the type described therein.

11. Capitalized terms used in this Subscription Agreement, if not otherwise defined herein, shall have the respective meanings attributed to such terms in the Prospectus. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require. The parties hereto acknowledge and agree that: (a) each party has reviewed the terms and provisions of this Subscription Agreement; (b) the rules of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Subscription Agreement; and (c) the terms and provisions of this Subscription Agreement shall be construed fairly as to the parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Subscription Agreement.

12. This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the internal laws (and not the conflicts of law principles) of the State of Florida. This Subscription Agreement and the rights, powers and duties set forth herein shall be binding upon the undersigned, the undersigned’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns. In the event that any provision of this Subscription Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof. The terms and provisions of this Subscription Agreement may be modified or amended only by written agreement executed by the parties hereto.

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IN WITNESS WHEREOF, the undersigned has executed, or has caused to be executed by its duly authorized representatives, this Subscription Agreement this             day of             , 2017, and declare that it is truthful and correct.

Taxpayer Identification Number or Social Security Number	If subscribing for Shares with spouse, list spouse’s Social Security Number

Number of Shares subscribed for at $______ per Share

Amount paid in cash herewith:	$

Number of Shares accepted:

INDIVIDUAL SUBSCRIBER:	NON-INDIVIDUAL SUBSCRIBER:

PRINT Name of Subscriber	PRINT Name of Subscriber

Signature of Subscriber	Signature and Title of Trustee or Other Representative

PRINT Name of Co-Subscriber (for example, subscriber’s spouse)

Signature of Co-Subscriber	PRINT Name of Trustee or Other Representative

Individual Subscriber’s Principal Residence Address (please print or type):	Non-Individual Subscriber’s Principal Business Address (please print or type):

Individual Subscriber’s Email Address (please print or type):	Non-Individual Subscriber’s Email Address (please print or type):

ACCEPTANCE BY THE COMPANY

This subscription of the Shares contained in the foregoing Subscription Agreement is hereby accepted by the Company subject to the terms and conditions set forth therein and in reliance upon the representations, warranties, covenants, agreements and statements of such Subscriber contained therein.

PRIME MERIDIAN HOLDING COMPANY

By:

Name:

Title:
Dated: , 2017